EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the registration statement of First Bancorp of Indiana, Inc. on Form S-8 of our report dated July 25, 2003, on our audits of the consolidated financial statements of First Bancorp of Indiana, Inc. as of June 30, 2003, and for the three years then ended, which report is included in First Bancorp of Indiana, Inc.'s Annual Report on Form 10-K. Commission.

/s/ BKD, LLP

Evansville, Indiana
December 22, 2003